Exhibit 11          Statement re: Computation of Per Share Earnings
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
                                  (In thousands, except share and per share amounts)


                                               December 31, 2004          December 31, 2003        December 31, 2002
                                               -----------------          -----------------        -----------------

Net income available to
   common shareholders                          $     1,807               $     3,328               $     2,837
                                                      -----                     -----                     -----

Total weighted average
   common shares outstanding                      1,505,706                 1,472,263                 1,444,791
                                                  ---------                 ---------                 ---------

Basic earnings per common share                 $      1.20               $      2.26               $      1.96
                                                       ----                      ----                      ----

Total weighted average
   common shares outstanding                      1,505,706                 1,472,263                  1,444,791
                                                 ----------

Dilutive effect of stock options using
   the treasury stock method                         77,732                    70,504                    50,849
                                                     ------                    ------                    ------

Total average common and common
   equivalent shares                              1,583,438                 1,542,767                 1,495,640
                                                 ----------                 ---------                 ---------

Diluted earnings per common share               $      1.14               $      2.16               $      1.90
                                                       ----                      ----                      ----
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